EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-271842) of Navios Maritime Partners L.P. and in the related Prospectus of our reports dated March 12, 2026, with respect to the consolidated financial statements of Navios Maritime Partners L.P., and the effectiveness of internal control over financial reporting of Navios Maritime Partners L.P., included in this Annual Report (Form 20-F) for the year ended December 31, 2025.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

March 12, 2026